UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2007

SPORTSNUTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-14477	87-0561426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10757 South River Front Parkway, Suite 125
South Jordan, Utah 84095.
(Address of principal executive offices)

Registrant’s telephone number, including area code (801) 816-2510

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors; Election of Directors, Appointment of Principal Officers

On August 8, 2007 Kenneth Denos resigned as Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors.

On August 7, 2007, John D. Thomas was appointed to the Company’s Board of Directors.  Following the resignation of Mr. Denos, Mr. Thomas was appointed as the Chief Executive Officer and Chief Financial Officer of the Company.

John D. Thomas, J.D., age 34.  Mr. Thomas has served as corporate counsel for SportsNuts, Inc., since January, 2005.  Mr. Thomas practices law specializing in general corporate law and mergers and acquisitions for his law firm, John D. Thomas P.C.  He has also been general legal counsel for Cancer Therapeutics, Inc., a filer of reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, since May, 2004.  Prior to his association with Cancer Therapeutics, Mr. Thomas practiced general corporate law for various clients from May, 2003 until the present and from November 1999 until August 2002.  From September, 2002 until April, 2003 Mr. Thomas practiced law as a litigator for the Law Offices of Kirk A. Cullimore and from September, 2000 until September, 2002 was deputy corporate counsel for LIFE International LLC, an international corporate services firm specializing in estate planning and international corporate law.  Mr. Thomas holds a Juris Doctor degree from Texas Tech University School of Law and is licensed to practice law in Texas and Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSNUTS, INC.

Date: August 8, 2007	By/s/John D. Thomas
Chief Executive Officer